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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-22219) of Zenith National Insurance Corp. of our report dated June 4, 2004 relating to the financial statements and supplemental schedule of The Zenith 401(k) Plan as of December 31, 2003 and 2002, and for the year ended December 31, 2003, which appears in this Form 11-K.

PricewaterhouseCoopers LLP
Los Angeles, California June 24, 2004

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Consent of Independent Registered Public Accounting Firm